                                                                   EXHIBIT 10.10

                    MASTER GAS PURCHASE AND SALE AGREEMENT

                                    between

                         RELIANT ENERGY SERVICES, INC.

                                      and

                          QUICKSILVER RESOURCES INC.


                           dated as of March 1, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
ARTICLE 1 - DEFINITIONS...................................                     1
ARTICLE 2 - SCOPE OF AGREEMENT............................                     6
ARTICLE 3 - REPRESENTATIONS AND WARRANTIES................                     7
ARTICLE 4 - OBLIGATIONS AND DELIVERIES....................                     7
ARTICLE 5 - FINANCIAL RESPONSIBILITY......................                    12
ARTICLE 6 - DEFAULTS AND REMEDIES.........................                    13
ARTICLE 7 - LIMITATIONS; DUTY TO MITIGATE.................                    16
ARTICLE 8 - BILLING; PAYMENT..............................                    17
ARTICLE 9 - TAXES.........................................                    18
ARTICLE 10 - MISCELLANEOUS................................                    20
SPECIAL PROVISIONS - EFP and ADP Transactions.............  Special Provisions-1
EXHIBIT A - Notice and Payment Addresses..................           Exhibit A-1
EXHIBIT B - Transaction Confirmation......................           Exhibit B-1
EXHIBIT C - Form of Guarantee Agreement...................           Exhibit C-1

                    MASTER GAS PURCHASE AND SALE AGREEMENT

                         General Terms and Conditions

     This Master Gas Purchase and Sale Agreement consists of these General Terms and Conditions and all other Exhibits and Transaction Confirmations (collectively, this "Agreement") and is entered into as of this 1st day of March, 1999 (the "Effective Date") by and between Reliant Energy Services, Inc., a Delaware corporation ("RES"), and Quicksilver Resources Inc., a Delaware Corporation ("Quicksilver"). RES and Quicksilver may also be referred to individually as "Party" or collectively as "Parties."

                                   ARTICLE 1
                                  DEFINITIONS

     All references to Articles and Sections are to those set forth in this Agreement. Reference to any document means such document as amended from time to time and reference to any Party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply for all purposes of this Agreement and all notices and communications made pursuant to this Agreement.

     1.1  "Alternative Delivery Procedure" or "ADP" means that the Parties have
           ---------------------------------------
agreed to make and accept deliveries of Gas under a NYMEX Gas Futures Contract under terms that are different from the delivery terms specified in the Futures Contract and have notified NYMEX that the transaction will be completed under the Alternative Delivery Procedure as provided in the NYMEX Rules. ADP shall incorporate the meaning and remedies of Priority Firm as described herein.

     1.2  "Affiliate" means, with respect to any Person, any other Person that,
           ---------
directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect power, whether by contract or through the ownership of capital stock or equity interests or otherwise, to elect a majority of such other Person's board of directors or similar governing body or to direct or cause the direction of the management and policies of such Person.

     1.3  "Bankruptcy Proceeding" means, with respect to a Person, any of the
           ---------------------
following: (i) the making of an assignment or any general arrangement for the benefit of creditors; (ii) the filing by such Person of a petition or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or the filing of such a petition against such Person if such petition is not withdrawn or dismissed for 30 Days after such filing; (iii) such Person otherwise becomes bankrupt or insolvent (however evidenced); or (iv) such Person is unable to pay its debts as they fall due.

     1.4  "Business Day" means any day other than a Saturday, Sunday or a
           ------------
Federal Reserve Bank holiday.

     1.5  "Buyer" means the Party to a Transaction who is obligated to purchase
           -----
and receive, or cause to be received, Gas during a Delivery Period.

     1.6  "Collateral Requirement" means the sum of (a) the maximum of (i) the
           ----------------------
net amount owed by one Party to the other Party for performance provided pursuant to any and all Transactions performed in the immediately preceding month and (ii) the net amount owed by one Party to the other Party for performance to be provided pursuant to any and all Transactions to be performed in the immediately following month, plus (b) the net amount owed by one Party to
                                    ----
the other Party for performance provided (or to be provided) pursuant to any and all Transactions performed in the current month, plus (c) the sum of Gains,
                                                 ----
Losses and Costs, as defined in Section 6.3.

     1.7  "Claims" means all actions, suits or proceedings, whether threatened
           ------
or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such actions, suits or proceedings are threatened or filed prior to or after the termination of this Agreement.

     1.8  "Confirm Deadline" means 5:00 p.m. on the second Business Day
           ----------------
following the date of receipt of the Transaction Confirmation.

     1.9  "Contract Price" means the price in $U.S. (unless otherwise provided
           --------------
for) per MMBtu to be paid by Buyer to Seller for the Gas pursuant to a Transaction.

     1.10 "Contract Quantity" means that quantity of Gas that Seller agrees to
           -----------------
sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller pursuant to the terms of a Transaction.

     1.11 "Day", "day" or "daily" means a period of twenty-tour (24) consecutive
           ---    ---      -----
hours coextensive with a "day" as defined by the Receiving Transporter; or as otherwise stated in the Transaction Confirmation.

     1.12 "Daily Contract Quantity" means the agreed upon quantity of Gas to be
           -----------------------
delivered and received, pursuant to a Transaction, each Day during the Delivery Period.

     1.13 "Delivery Period" means the period during which deliveries are to be
           ---------------
made.

     1.14 "Delivery Point(s)" means the point(s) agreed upon by Seller and Buyer
           -----------------
where Seller will deliver and Buyer will receive Gas.

     1.15 "Demand Charges" means the amount of reservation charge, if any,
           --------------
specified for a Transaction.

     1.16 "Eligible Collateral" shall mean (i) cash or (ii) a Letter of Credit
           -------------------
from a financial institution acceptable to the beneficiary Party.

     1.17 "Equitable Defenses" means any bankruptcy, insolvency, reorganization
           ------------------
and other laws affecting creditor's rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

     1.18 "Exchange for Physical" or "EFP" means the purchase, sale or exchange
           ------------------------------
of natural Gas as the "physical" side of an exchange for physical transaction involving gas future contracts. EFP shall incorporate the meaning and remedies of Priority Firm as defined herein.

     1.19 "Firm" means, with respect to a Transaction, that the only excuse for
           ----
the failure to deliver Gas by Seller or the failure to receive Gas by the Buyer pursuant to a Transaction is the existence of Force Majeure.

     1.20 "Force Majeure" means an event or circumstance not within the
           -------------
reasonable control of the Party (or in the case of third party obligations or facilities, the third party) seeking to have its performance obligation excused thereby (the "Claiming Party"). Force Majeure includes, but is not limited to: acts of God; landslide; lightning; earthquake; fire; storm; hurricane; flood; explosion; accident or breakage or necessity of repairs to machinery, equipment, or pipelines; weather related events affecting an entire geographic region such as low temperatures which cause freezing or failure of wells, lines of pipe, or other facilities; interruption of firm transportation or storage; riot; civil disturbance; insurrection; war; strike, lockout or labor dispute; labor or material shortage; sabotage; and action, inaction or restraint by court order or public or governmental authority (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action). Force Majeure specifically excludes (i) the loss of Buyer's markets or Buyer's inability economically to use or resell Gas purchased hereunder; (ii) Seller's ability to sell Gas to a market at a more advantageous price; and (iii) the curtailment of interruptible transportation.

     1.21 "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

     1.22 "Gas" means any mixture of hydrocarbons and non-combustible gases as a
           ---
gaseous state consisting primarily of methane.

     1.23 "Guarantor" for RES means Reliant Energy Resources Corp.
           ---------

     1.24 "Imbalance Charges" means any scheduling penalties, imbalance
           -----------------
penalties, overpull or unauthorized overrun penalties, operational flow order penalties, cash out charges, banking charges or similar penalties, fees or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance, scheduling and/or nomination requirements.

     1.25 "Interest Rate" means, for any day, 20% per annum plus the per annum
           -------------
rate of interest equal to the prime lending rate as may from time to time be published in The Wall
             --------

Street Journal under "Money Rates" on such day, or if such day is not a Business
--------------
Day, the immediately preceding Business Day; provided, however, that the Interest Rate shall never exceed the maximum rate permitted by applicable law.

     1.26 "Interruptible" means that either Party may interrupt its performance
           -------------
at any time for any reason, with no liability, except such interrupting Party may be responsible for any Imbalance Charges related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

     1.27 "Law" means any law, rule, regulation, order, writ, judgment, decree
           ---
or other legal or regulatory determination by a court, regulatory agency or governmental authority of competent jurisdiction.

     1.28 "Legal Proceedings" means any suits, proceedings, judgments, rulings
           -----------------
or orders by or before any court, arbitration panel or governmental authority.

     1.29 "Letter of Credit" means one or more irrevocable, standby letters of
           ----------------
credit from a U.S. commercial bank or a U.S. branch office of a foreign bank, with such bank having a credit rating of at least "A-" from S&P or "A3" from Moody's, in a form, for an amount required under the Agreement and for a term acceptable to the beneficiary party.

     1.30 "Material Adverse Change" is defined as (i) with respect to RES,
           -----------------------
Reliant Energy Resources Corp. shall have an unsecured, long-term, senior debt rating S&P below "BBB-" or its equivalent or by Moody's Investor Services, Inc. below "Baa3" or its equivalent; and (ii) with respect to Quicksilver, Quicksilver shall have either (a)(1) indebtedness to third parties at any one time which exceeds three hundred percent (300%) of Stockholders' Equity or (2) Stockholders' Equity below twenty million dollars ($20,000,000.00), or (b) as of each fiscal year-end occurring during the term of this Agreement, Quicksilver's Proved Gas Reserves (as defined in SECURITIES and EXCHANGE ACCOUNTING SERIES RELEASE No. 257) shall be less than 135% of the total volume of natural gas that Quicksilver is required to deliver to RES under the remaining term of the Agreement.

     1.31 "MMBtu" or "dekatherm" means one million British thermal units (each
           -----
Btu representing the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and five tenths degrees (58.5E) Fahrenheit to fifty-nine and five-tenths degrees (59.5E) Fahrenheit at a constant pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute).

     1.32 "Moody's" means Moody's Investor Services, Inc. or its successor.
           -------

     1.33 "New Taxes" means (i) any Taxes enacted and effective after the
           ---------
earlier of the Effective Date of the Agreement or the beginning date of the first Delivery Period under the Agreement, or (ii) any law, order, rule or regulation, or interpretation thereof, enacted and effective after the earlier of the Effective Date of the Agreement or the beginning date of the first Delivery Period under the Agreement resulting in application of any Tax to a new or different class of Persons.

     1.34 "Person" means any individual, partnership, limited partnership,
           ------
limited liability partnership, corporation, limited liability company, trust, association or other entity.

     1.35 "Priority Firm" means Firm service that is subject to the more
           -------------
restrictive Force Majeure provision set out in Section 4.8(b) of this Agreement.

     1.36 "Receiving Transporter" means the Transporter receiving Gas at the
           ---------------------
Delivery Point, or absent such Receiving Transporter, the Transporter delivering Gas at the Delivery Point.

     1.37 "Regulatory Approvals" means all current and future approvals of or
           --------------------
filings with courts or governmental, administrative or regulatory bodies (state or federal) having jurisdiction over a Party or any Transaction, as required by applicable Law.

     1.38 "S&P" means the Standard & Poor's Rating Group (a division of McGraw-
           ---
Hill, Inc.) or its successor.

     1.39 "Scheduling" or "Scheduled" means the acts of Seller, Buyer and/or
           ----------      ---------
their designated representatives, including each Party's Transporters, if applicable, of notifying, requesting and confirming to each other the quantity of Gas (and specific requirements therefor) to be delivered on a daily basis during the Delivery Period at a specified Delivery Point.

     1.40 "Seller" means the Party to a Transaction who is obligated to sell and
           ------
deliver, or cause to be delivered, Gas during a Delivery Period.

     1.41 "Stockholders' Equity" means, at any time, the amount of paid-in
           --------------------
capital in respect of all issued and fully-paid and non-assessable shares of the share capital of the relevant entity, together with the contributed surplus, the cumulative translation adjustment (if any) and the retained earnings calculated in accordance with generally accepted accounting principles, in the country in which such entity is organized, consistently applied.

     1.42 "Taxes" means any or all ad valorem, property, occupation, severance,
           -----
generation, first use, conversion, Btu or Gas, transport, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other taxes, governmental charges, regulatory assessments by federal, state or local agencies or commissions (including, but not limited to, FERC assessments), license fees, permits or assessments or increases therein, other than taxes based on net income or net worth.

     1.43 "Transaction" means a particular transaction agreed to by the Parties
           -----------
relating to the purchase and sale of Gas for a particular Delivery Period pursuant to this Agreement.

     1.44 "Transaction Confirmation" means a written document, similar in form
           ------------------------
to Exhibit B, which sets forth certain terms of a Transaction which have been agreed to by the Parties.

     1.45 "Transportation Charges" means the amount, if any, to be paid by Buyer
           ----------------------
to Seller for Gas transportation services as agreed by the Parties in a Transaction.

     1.46 "Transporter" means any gathering company, pipeline or local
           -----------
distribution company on which Gas is transported under this Agreement on behalf of Seller or Buyer to or from the Delivery Point in a particular Transaction.

     1.47 "Year 2000 Problems" means potential costs, problems and uncertainties
           ------------------
associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Parties and the Parties' material customers, suppliers and vendors.

                                   ARTICLE 2
                              SCOPE OF AGREEMENT

     2.1  Scope of Agreement. From time to time the Parties may, but shall not
          ------------------
be obligated to, enter into Transactions for, or related to, the purchase or sale of Gas hereunder. Each Transaction shall be effectuated and evidenced in accordance with this Agreement and shall constitute a part of this Agreement. The Parties are relying upon the fact that all Transactions, together with this Agreement, shall constitute a single integrated agreement, and that the Parties would not otherwise enter into any Transaction. Any conflict between this Agreement and a Transaction Confirmation shall be resolved in favor of the Transaction Confirmation. This Agreement shall govern all outstanding Transactions between the Parties which are not governed by a separate executed contractual agreement between the Parties and Transactions between the Parties which are effectuated from and after the Effective Date unless expressly stated otherwise.

     2.2  Transaction Procedures.
          ----------------------

          (a) During the term of this Agreement, the Parties may notify each other that Gas is available for purchase or sale. Transactions may be effectuated and evidenced by exchange and acceptance of a Transaction Confirmation (Written Transaction Procedure) signed by both Parties. No Party shall be deemed to have accepted any Transaction Confirmation unless and until it has been signed by such party.

          (b) The specific terms to be established by the Parties for each Transaction shall include the Buyer and Seller, the Gas, the Delivery Period, the Contract Price, the Delivery Point, the Contract Quantity, whether the Service

     Level is Firm, Priority Firm, EFP, ADP or Interruptible, and such other terms as the Parties shall agree upon.

          (c) Each Party consents to the recording of its representatives' telephone conversations without any further notice.

     2.3  Term of Agreement. The term of this Agreement shall commence on the
          -----------------
Effective Date and shall remain in effect until terminated (a) by either Party upon 30 Days' prior written notice, or (b) as otherwise provided herein; provided, however, that this Agreement shall remain in effect with respect to any Transaction(s) entered into prior to the effective date of its termination until both Parties have fulfilled all their obligations with respect to such Transaction(s).

     2.4  Electronic Signatures. If a Party has the capability to affix a
          ---------------------
signature to an electronically transmitted document, the terms "signature," "signed," "executed," "execution," or similar terms shall include the same in electronic forms.

                                   ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES

     On the Effective Date and the date of entering into each Transaction, each Party represents and warrants to the other Party that (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in each jurisdiction in which a Transaction will be performed by it, (ii) it has all Regulatory Approvals necessary for it to perform legally its obligations under this Agreement and each Transaction, (iii) the execution, delivery and performance of this Agreement and each Transaction are within its power, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a Party or any Law applicable to it, (iv) this Agreement and each Transaction when entered into in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any Equitable Defenses, (v) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it, (vi) there are no Legal Proceedings that materially adversely affect its ability to perform its obligations under this Agreement and each Transaction, (vii) it understands and agrees that the other Party is not acting as its fiduciary, advisor or agent with respect to this Agreement or any Transaction, (viii) it is not relying upon the advice, assurance or representations of the other Party, except for those representations set forth in this Agreement, (ix) it has knowledge and experience in financial matters and its industry that enable it to evaluate the merits and risks of entering into this Agreement and each Transaction, (x) it is a "Merchant" as that term is defined in the Uniform Commercial Code, and (xi) it is a producer, processor or commercial user of, or merchant handling, the Gas subject to this Agreement or the products or byproducts thereof, and it has entered into this Agreement, and will enter into each Transaction, solely for the purposes related to its business as such.

     During the term of this Agreement, Quicksilver agrees not to commit to future fixed-price natural gas sales in excess of its Proved Gas Reserves, as defined in Section 1.30 hereof.

     Each Party covenants that it will cause these representations and warranties to be true and correct throughout the term of the Agreement.

                                   ARTICLE 4
                          OBLIGATIONS AND DELIVERIES

     4.1  Purchase and Sale of Gas. With respect to each Transaction and subject
          ------------------------
to the terms of this Agreement, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, at the Delivery Point the Contract Quantity, and Buyer shall pay Seller the Contract Price in accordance with Article 8. The price shall be the complete consideration to Seller and Seller shall be responsible for the cost of compressing, gathering, processing, treating, liquefying, and transporting the Gas, together with royalties and taxes on the Gas, and all other costs and charges which are incurred prior to the Delivery Point. If Buyer is required to remit or pay such royalties and/or such taxes, then Buyer may deduct or withhold such amounts from payments made to Seller. Buyer shall be responsible for the costs of transporting the Gas and any other costs related to the Gas or its sale, use or possession, at and from the Delivery Point.

     4.2  Service Levels. A Transaction may specify any of the following service
          --------------
levels.

          (a) Firm. Buyer shall be required to purchase and receive, and Seller
              ----
     shall be required to sell and deliver on a Firm basis during the term hereof the Contract Quantity agreed upon in a Transaction. Failure to receive or deliver the Contract Quantity agreed upon in a Transaction may, at the option of the performing Party, constitute a breach of this Agreement for which damages shall be recoverable pursuant to the terms of this Agreement, unless such failure is caused by an event of Force Majeure as provided herein.

          (b) Priority Firm. Firm service that is subject to the more
              -------------
     restrictive Force Majeure provision set out in Section 4.8(b) of this Agreement. Failure to receive or deliver the Contract Quantity agreed upon in a Transaction may, at the option of the performing Party, constitute a breach of this Agreement for which damages shall be recoverable pursuant to the terms of this Agreement, unless such failure is caused by an event of Force Majeure as provided herein and as specifically restricted in Section 4.8(b).

          (c) Exchange For Physical (EFP). Exchange For Physical (EFP) shall
              ---------------------------
     mean that the Parties have agreed to make and accept deliveries of Gas, subject to the additional terms under the Special Provisions for EFP and ADP, and the Parties have also assumed, or caused to be assumed, equal and opposite positions in NYMEX Gas Futures contracts and have closed out such positions to effectuate the EFP transaction in compliance with the NYMEX Rules. The EFP Transaction will be subject to the additional terms under the Special Provisions for EFP and ADP Transactions. The performance obligation on EFP Transactions will be Priority Firm. Failure to receive or deliver the Contract Quantity agreed upon in a Transaction may, at the option of the performing Party, constitute a breach of this Agreement, for which damages shall be recoverable pursuant to the terms of this Agreement, unless such failure is caused by an event of Force Majeure as provided herein and specifically restricted in Section 4.8(b).

          (d) Alternative Delivery Procedure (ADP). Alternative Delivery
              ------------------------------------
     Procedure (ADP) shall mean that the Parties have agreed to make and accept deliveries of Gas under a NYMEX Gas Futures contract under different terms than the standard delivery terms in the NYMEX Gas Futures contract. In addition, the Parties have notified NYMEX, in compliance with the NYMEX rules, that the transaction will be completed under the Alternative Delivery Procedure. The Alternative Delivery Procedure Transaction will be subject to the additional terms under the Special Provisions for EFP and ADP Transactions. The performance obligation on ADP Transactions will be Priority Firm. Failure to receive or deliver the Contract Quantity agreed upon in a Transaction may, at the option of the performing Party, constitute a breach of this Agreement, for which damages shall be recoverable pursuant to the terms of this Agreement, unless such failure is caused by an event of Force Majeure as provided herein and specifically restricted in Section 4.8(b).

          (e) Interruptible.  Buyer shall be required to purchase and receive,
              -------------
     and Seller shall be required to sell and deliver on an interruptible basis during the term hereof, the Contract Quantity specified in a Transaction, with the understanding that such volumes may be reduced, interrupted or terminated by receipt of proper scheduling notice as provided in Sections
     4.3 and 4.4 of this Agreement.

     4.3  Transportation.  Seller shall have the sole responsibility for
          --------------
transporting the Gas, or ensuring that the Gas is transported, to the Delivery Point. Buyer shall have the sole responsibility for transporting the Gas, or ensuring that the Gas is transported at and after the Delivery Point. If the supply or transportation necessary to deliver or receive the Contract Quantity is unavailable for any reason, the Party responsible for or having notice of such interruption shall promptly notify the other Party by telecopy.

     4.4  Nominations; Scheduling.  The Parties shall coordinate their
          -----------------------
nomination activities, giving sufficient time to meet the deadlines of the affected Transporters. Each Party shall give the other Party timely prior notice, sufficient to meet the requirements of all Transporters involved in the Transaction, of the quantities of Gas to be delivered and received each Day. Should either Party become aware that actual deliveries at the Delivery Point are greater or lesser than the Scheduled Gas, such Party shall promptly notify the other Party.

     Unless otherwise agreed, Seller is obligated to Schedule, or cause to be Scheduled, with the appropriate Transporters and to deliver, or cause to be delivered, Gas to the Delivery Point and Buyer is obligated to Schedule, or cause to be Scheduled, with the appropriate Transporters and to receive, or cause to be received, Gas at and from the Delivery Point, in accordance with the Transporters' notice requirements. If the Parties have agreed to allow variations in the daily quantities of Gas to be delivered, Buyer, or if so agreed, Seller, shall notify the other Party, in accordance with the applicable Transporters' Scheduling deadlines, of the Daily Contract Quantities of Gas to be delivered and received during a Delivery Period.

     4.5  Rate of Flow; Imbalance Charges. The Scheduled Gas to be received by
          -------------------------------
Buyer hereunder shall be delivered by Seller at uniform hourly and daily rates of flow as nearly as practicable, but it is recognized that due to operating conditions the quantities of Gas received and delivered may not be in balance on any one particular Day. The Parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the Parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer's actions or inactions (which shall include, but not be limited to, Buyer's failure to accept quantities of Gas equal to the Scheduled Gas), then Buyer shall pay for such Imbalance Charges, or reimburse Seller for such Imbalance Charges paid by the Seller to the Transporter. If the Imbalance Charges were incurred as a result of Seller's actions or inactions (which shall include, but shall not be limited to, Seller's failure to deliver quantities of Gas equal to the Scheduled Gas), then Seller shall pay for such Imbalance Charges, or reimburse Buyer for such Imbalance Charges paid by the Buyer to the Transporter. During Force Majeure interruptions, the Party invoking Force Majeure may be responsible for any Imbalance Charges related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

     4.6  Quality; Measurement; Pressure. There is no warranty by Seller,
          ------------------------------
express or implied, concerning the quality of Gas delivered other than a warranty that all Gas delivered by Seller shall be of the quality maintained in the pipeline of the first Transporter upstream of the Delivery Point. Measurement of Gas quantities hereunder shall be in accordance with the tariff of the first Transporter immediately downstream of the Delivery Point. The unit of quantity measurement for purposes of this Agreement shall be one (1) MMBtu. Gas Delivered hereunder shall be at commercial operating pressures sufficient to deliver such quantities at the Delivery Point; however, in no event shall such operating pressure exceed the maximum operating pressure of the system receiving the Gas hereunder. Each of Buyer and Seller are completely and solely responsible for the installation and maintenance of overpressure protection equipment on each Party's respective pipelines, valves, and/or other interconnection equipment.

     4.7  Title, Risk of Loss and Indemnity. As between the Parties, Seller
          ---------------------------------
shall be deemed to be in exclusive possession and control (and responsible for any damages or injury resulting therefrom or caused thereby) of the Contract Quantity prior to the Delivery Point and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury resulting therefrom or caused thereby) of the Contract Quantity at and from the Delivery Point. Seller represents that it will have paid or caused to have been paid all royalties, taxes and other sums due on production and delivery of the Gas to the Delivery Point. Seller warrants that it will deliver to Buyer at the Delivery Point the Contract Quantity free and clear of all liens, claims and encumbrances arising prior to the Delivery Point. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED. Title to and risk of loss related to the Contract Quantity shall transfer from Seller to Buyer at the Delivery Point. Seller shall indemnify, defend and hold harmless Buyer from and against any Claims arising out of or in any way relating to Seller's ownership, possession or control of the Contract Quantity up to the Delivery Point, and Buyer shall indemnify, defend and hold harmless Seller from and against any Claims arising out of or in any way relating to Buyers ownership, possession or control of the Contract Quantity at and from the Delivery Point.

     4.8  Force Majeure.
          -------------

          (a) If either Party is rendered unable by Force Majeure to carry out, in whole or part, its obligations under a Transaction and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during, but for no longer than, the period such Party shall be unable to perform its obligations in whole or in part, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be suspended to the extent required; provided, however, Buyer shall be obligated to pay (i) Demand Charges with respect to a Transaction notwithstanding the Force Majeure and (ii) any Imbalance Charges related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter. The Party claiming the Force Maj cure shall remedy the Force Maj cure with all reasonable dispatch; provided, however, that this provision shall not require Seller to deliver, or Buyer to receive, the Contract Quantity at points other than the Delivery Point.

          (b) For Priority Firm Transactions, Force Majeure will not apply to excuse performance under the Transaction if an alternative gas supply is available at a hub, a pooling point, multiple pipeline interconnect, or other aggregation point where alternate sources of gas supply and transportation are available for purchase, regardless of the source and price of the gas supply initially scheduled for delivery.

          (c) Neither Party shall be entitled to the benefit of this Section 4.8 under any or all of the following circumstances: (i) to the extent that the inability was caused by the negligence or fault of the Party claiming relief; (ii) to the extent the event constituting Force Majeure was intentionally initiated or intentionally acquiesced in by the Party claiming relief for the purpose of allowing that Party to claim Force Majeure; or (iii) if the inability was caused by a Party's lack of funds.

          (d) It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement of the use of commercially reasonable efforts in restoring normal operating conditions shall not require the settlement of strikes or lockouts by acceding to the terms of the opposing Party when such is inadvisable in the discretion of the Party having the difficulty.

     4.9  Failure to Deliver/Receive in Firm, Priority Firm, EFP and ADP
          --------------------------------------------------------------
          Transactions.
          ------------

          (a) Unless excused by Force Majeure or Buyer's failure to perform, if Seller fails to deliver all or part of the Contract Quantity that the Parties agreed to Schedule pursuant to a Firm, Priority Firm,, EFP or ADP Transaction, Seller shall pay Buyer, on the date payment would otherwise be due to Seller an amount for each MMBtu of such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases a substitute for the Contract Quantity not delivered by Seller (plus any additional transportation costs, if any, incurred by Buyer for transportation of Gas to the Delivery Point). Buyer, at its sole option, may elect not to replace Gas, in which case Buyer shall recover the positive difference, if any, obtained by subtracting the Contract price from the market price for such quantity as determined by Buyer in a commercially reasonable manner.

          (b) Unless excused by Force Majeure or Seller's failure to perform, if Buyer fails to receive all or part of the Contract Quantity that the Parties Scheduled pursuant to a Finn, Priority Firm, EFP or ADP Transaction, Buyer shall pay Seller, on the date payment would otherwise be due, an amount for each MMBtu of such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price. "Sales Price" means the price at which Seller, acting in a commercially reasonable manner, resells the Gas not received by Buyer (including additional transportation costs, if any, incurred by Seller for transportation of Gas to the Delivery Point). Seller, at its sole option, may elect not to resell Gas, in which case Seller shall recover the positive difference, if any, obtained by subtracting the market price for such quantity as determined by Seller in a commercially reasonable manner from the Contract Price.

     4.10 Failure to Deliver/Receive in Interruptible Transactions. A Party
          --------------------------------------------------------
shall be excused from delivering or receiving the Contract Quantity, in whole or in part, in an Interruptible Transaction for any reason without liability, unless otherwise provided in a Transaction Confirmation, except such interrupting Party may be responsible for any Imbalance Charges related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

                                   ARTICLE 5
                           FINANCIAL RESPONSIBILITY

     5.1  Security/Guarantee Agreement. In order to secure all payment
          ----------------------------
obligations of RES to Quicksilver, RES shall cause its Guarantor to execute and deliver to Quicksilver the Guaranty Agreement substantially in the form attached hereto as Exhibit C.
          ---------

     5.2  Collateral Requirement. Upon the occurrence and during the
          ----------------------
continuance of a Material Adverse Change or Event of Default with respect to one Party, the other Party (the "Beneficiary Party"), on any Business Day, may request the first Party ("the "Posting Party") to provide Eligible Collateral (in such form as selected by the Posting Party) in an amount equal to the Collateral Requirement. Eligible Collateral shall be delivered within two (2) Business Days of the date of such request.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

     6.1  An "Event of Default". An "Event of Default" shall mean with respect
          ---------------------
to a Party ("Defaulting Party"): (i) the failure by the Defaulting Party to make any payment required pursuant to this Agreement, provided the payment is not the subject of a good faith dispute as described in Section 8.1, within five (5) Business Days after the payment due date, (ii) the failure by the Defaulting Party to perform any obligation to the other Party (the "Non-Defaulting Party") set forth in this Agreement including the failure to deliver or receive described in Section 4.9, and such failure is not excused by Force Majeure or cured within two (2) Business Days after written notice thereof to the Defaulting Party, (iii) the occurrence of a Material Adverse Change with respect to the Defaulting Party; provided, however, that such Material Adverse Change shall not constitute an Event of Default if the Defaulting Party establishes within two (2) Business Days after written notice and maintains for so long as the Material Adverse Change is continuing, Eligible Collateral in an amount equal to the Collateral Requirement for the Defaulting Party, (iv) the
                                                               --
Defaulting Party shall fail to establish, maintain, extend or increase Eligible Collateral, if required; (v) the Guarantor of the Defaulting Party shall fail to perform any covenant set forth in the guaranty agreement it delivered in respect of this Agreement, or any representation or warranty made by such Guarantor in said guaranty agreement shall be false or misleading when made or when deemed to be repeated, the guaranty agreement shall expire or be terminated or shall in any way cease to guaranty the obligations of the Defaulting Party under this Agreement, and the same shall not be cured within two (2) Business Days after written notice to the Defaulting Party, or (vi) with respect to RES, at any time, Reliant Energy Resources Corp. defaults on its indebtedness to third parties, resulting in obligations of Reliant Energy Resources Corp. in excess of $30,000,000 being accelerated or capable of becoming accelerated, or with respect to Quicksilver, at any time, Quicksilver defaults on its indebtedness to third parties, resulting in obligations of Quicksilver in excess of three, percent (3%) of Stockholders' Equity being accelerated or capable of becoming accelerated, and the same shall not be cured within two (2) Business Days after written notice to the Defaulting Party, (vii) any false or misleading representation or warranty herein made by the Defaulting Party or its Guarantor, and the same shall not be cured within two (2) Business Days after written notice to the Defaulting Party, or (viii) the Defaulting Party or the Guarantor shall be the subject of a Bankruptcy Proceeding.

     6.2  Other Events. In the event Buyer is regulated by a federal, state or
          ------------
local regulatory body, and such body shall disallow all or any portion of any costs incurred or yet to be incurred by Buyer under any provision of this Agreement, such action shall not operate to excuse Buyer from performance of any obligation nor shall such action give rise to any right of Buyer to any refund or retroactive adjustment of the Contract Price provided in any Transaction. Notwithstanding the foregoing, if a Party's activities hereunder become subject to regulation of any kind whatsoever under any law to a greater or different extent than that existing on the earlier of the Effective Date or the beginning date of the first Delivery Period under the Agreement and such regulation either
(i) renders this Agreement illegal of performance by, or unenforceable against, a Party, or (ii) materially adversely affects the business of a Party, with respect to its financial position or otherwise, then in the case of (i) above, either Party, and in the case of (ii) above, only the affected Party, shall at such time have the right to declare an Early Termination Date with respect to all Transactions in accordance with the provisions of Section 6.3(a) in which case the Parties shall determine their Gains, Losses and Costs and make payment to each other in the manner set forth in Sections 8.1 and 8.2.

     6.3  Early Termination.
          -----------------

          (a) If an Event of Default occurs with respect to a Defaulting Party at any time during the term of this Agreement and the Defaulting Party fails to cure prior to expiration of the cure period, the Non-Defaulting Party may, for so long as the Event of Default is continuing, (i) establish a date (which date shall be between the first (1st) Day following the last day of the cure period or the Day of the Event of Default in the case where there is no cure period and ten (10) Business Days after the Non-Defaulting Party notifies the Defaulting Party )("Early Termination Date") on which any or all Transactions selected by it shall terminate (individually a "Terminated Transaction" and collectively the "Terminated Transactions") and (ii) withhold any payments due in respect of the Terminated Transactions; provided, however, upon the occurrence of any Event of Default listed in item (viii) of Section 6.1, all Transactions and this Agreement in respect thereof shall automatically terminate, without notice, and without any other action by either Party as if a payment due date had been declared immediately prior to such event. The notice of the Early Termination Date may be by telephone if such notice is confirmed in writing within two (2) Business Days. If an Early Termination Date has been designated, the Non-Defaulting Party shall in good faith calculate its Gains, Losses and Costs resulting from the termination of the Terminated Transactions pursuant to Section 6.3(b) and (c). The Non-Defaulting Party shall aggregate such Gains, Losses and Costs with respect to all Transactions into a single net amount ("Termination Payment") and notify the Defaulting Party, including detailed support for the Termination Payment calculation. It is expressly agreed that a Party shall not be required to enter into replacement transactions in order to determine the Termination Payment. If the Non-Defaulting Party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within five (5) Business Days of receipt of such notice, pay the Termination Payment to the Non-Defaulting Party, which amount shall bear interest at the Interest Rate from the payment due date until paid. If the Non-Defaulting Party's aggregate Gains exceed its aggregate Losses and Costs, if any, resulting from termination of the Terminated Transactions, the Non-Defaulting Party shall pay such excess to the Defaulting Party on or before the later of:
     (1) ten (10) Days after the end of the month ending on or after the Early Termination Date; or (2) the date five (5) Business Days after receipt by the Defaulting Party of the Non-Defaulting Party's notice given above, which amount shall bear interest at the Interest Rate from the payment due date until paid.

          (b) Gains, Losses and Costs shall be determined by comparing the value of the remaining Delivery Period, Contract Quantities and Contract Prices under each Terminated Transaction had it not been terminated to the equivalent quantities and relevant market prices for the remaining Delivery Period either quoted by a bona fide third party offer or which are reasonably expected to be available in the market under a replacement contract for each Terminated Transaction. To ascertain the market prices of a replacement contract, the NonDefaulting Party may consider, among other valuations, any or all of the settlement prices of the KCBT or NYMEX gas future contracts, quotations from leading dealers or brokers in Gas contracts and other bona fide third party offers, all adjusted for the length of the remaining Delivery Period and differences in transportation costs.


          (c) As used herein with respect to the Non-Defaulting Party: (i) "Costs" shall mean brokerage fees, commissions and other similar
      -----
     transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction, and attorneys' fees, if any, incurred in connection with enforcing its rights under this Agreement; (ii) "Gain" shall mean an amount equal to the
                                        ----
     present value of the economic benefit (determined (A) using the "Asked Yield" interest rate for the appropriate United States Treasury Bond or Note, whose maturity coincides with the month of the future delivery obligation, as quoted in the Government Bonds and Notes section of The Wall
                                                                        --------
     Street Journal plus one percent (1%) and (B) exclusive of Costs), if any,
     --------------
     to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner; and
     (iii) "Losses" shall mean an amount equal to the present value of the
            ------
     economic loss (determined (A) using the "Asked Yield" interest rate for the appropriate United States Treasury Bond or Note, whose maturity coincides with the month of the future delivery obligation, as quoted in the Government Bonds and Notes section of The Wall Street Journal plus one
                                           -----------------------
     percent (1%) and (B) exclusive of Costs), if any, to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner. At the time for payment of any amount due under this Section 6.3, each Party shall pay to the other Party all additional amounts payable by it pursuant to this Agreement.

          (d) The Defaulting Party must provide written notice of any objection to the Termination Payment calculation within two (2) Business Days after receipt of notice from the Non-Defaulting Party. If written objections are provided, the Parties will negotiate in good faith to agree on the Termination Payment prior to the payment due date. If good faith negotiations between the Parties do not result in a mutually agreeable resolution, the Parties agree to consider the use of alternative dispute resolutions prior to submitting such dispute to litigation proceedings.

     6.4  Setoff. Without affecting or prejudicing the provisions of this
          ------
Agreement requiring the calculation and payment of certain net payment amounts for monthly payments as provided under Section 8.2 and Termination Payments as provided under Section 6.3, all payments will be made without setoff or counterclaim; provided, however, if an Event of Default occurs, in addition to and not in limitation of any other right or remedy (including any right to setoff, counterclaim, or otherwise right to withhold payment) under applicable law, the Non-Defaulting Party may, at its option and in its discretion, setoff against any amounts owed to the Defaulting Party (whether under this Agreement or otherwise and whether or not then due) any amounts due from the Defaulting Party (whether under this Agreement or otherwise and whether or not then due). The obligations of the Parties under this Agreement in respect of such amounts shall be deemed satisfied and discharged to the extent of any such setoff. If the amount of an obligation has not been ascertained, the Non-Defaulting Party may, in good faith, estimate that obligation and setoff in respect of the estimate, subject to the Non-Defaulting Party or the Defaulting Party, as the case may be, accounting to the other Party when the obligation is ascertained. The Non-Defaulting Party shall give the Defaulting Party notice of any setoff effected hereunder provided that failure to give such notice shall not affect the validity of the setoff. Nothing in this Section shall be deemed to create a charge or other security interest.

     6.5  Other Remedies for Nonpayment. Notwithstanding any other provision of
          -----------------------------
this Agreement, if Buyer or Seller fails to pay to the other Party any amounts due within two (2) Business Days after the due date, the Non-Defaulting Party shall have the right to (i) suspend performance under any or all Transactions until such amounts, plus interest at the Interest Rate, have been paid and/or
(ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest at the Interest Rate; provided, however, that if the Defaulting Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amount as it concedes to be correct, no suspension shall be permitted.

                                   ARTICLE 7
                         LIMITATIONS; DUTY TO MITIGATE

     7.1  Limitation of Remedies, Liability and Damages. THE PARTIES CONFIRM
          ---------------------------------------------
THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, UNLESS OTHERWISE STATED HEREIN, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE

REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS' SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY WHICH SHALL INCLUDE ANY COURT COSTS AND ATTORNEY FEES INCURRED TO ENFORCE OBLIGATIONS UNDER THE AGREEMENT, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

     7.2  Duty to Mitigate. Each Party agrees that it has a duty to mitigate
          ----------------
damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

     7.3  UCC. Except as otherwise provided for herein, the provisions of the
          ---
Uniform Commercial Code ("UCC") of the state the law of which shall govern this Agreement shall be deemed to apply to all Transactions and the Commodities shall be deemed to be "goods" for purposes of the UCC. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER EXPRESSLY DISCLAIMS ANY, AND MARES NO OTHER, REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSES.

                                   ARTICLE 8
                               BILLING; PAYMENT

     8.1  Billing and Payment. Seller shall invoice Buyer for Gas delivered and
          -------------------
received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the Scheduled Contract Quantities. The invoice quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available. Buyer shall pay, by wire transfer, the amount set forth on the invoice on or before the later of the twenty-fifth (25th) Day of the calendar month in which the invoice is received, or ten (10) Days after receipt of the invoice by Buyer; provided that if the due date is not a Business Day, payment is due on the next Business Day following the due date. If Buyer fails to remit the full amount payable by it when due, interest on the unpaid portion shall accrue at the Interest Rate from the due date until the date of payment. If Buyer, in good faith, disputes the amount of any such statement, Buyer will pay to Seller such amount as it concedes to be correct no later than the due date and shall provide a written explanation of the basis for the disputed amount. If any amount disputed by Buyer is determined to be due to Seller, it shall be paid within ten (10) Days of such determination, along with interest accrued at the Interest Rate from the due date of the original invoice until the date paid. In the event payments are due to Buyer hereunder, payment to Buyer shall be made in accordance with this Section 8.1.

     8.2  Payment Netting Arrangement. Notwithstanding the provisions of
          ---------------------------
Section 8.1, the Parties agree to the automatic netting of all amounts due to or from each other arising out of all Transactions under this Agreement. Such netting to be effected by a net payment arrangement whereby each month each Party shall calculate the excess of all unpaid amounts due the other Party over all unpaid amounts due it under the Agreement and remit payment of such excess, if any.

     8.3  Audit. Each Party has the right, at its sole expense and during
          -----
normal working hours and after providing written notice at least five (5) Business Days prior to the audit, to examine the records of the other Party (including recorded telephone conversations) to the extent reasonably necessary to verify the content of any telephone conversation, the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Gas delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and interest calculated at the Interest Rate from the date the overpayment or underpayment was due until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two (2) years from the rendition thereof; and provided further that this provision will survive any termination of the Agreement for a period of two (2) years from the date of such termination for the purpose of such statement and payment objections.

                                   ARTICLE 9
                                     TAXES

     9.1  Taxes. Seller is liable for and shall pay, or cause to be paid, or
          -----
reimburse Buyer if Buyer has paid, all Taxes applicable to a Transaction or upon the Gas that is the subject thereof arising prior to the Delivery Point. If Buyer is required to remit such Tax, the amount shall be deducted from any sums due to Seller. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes. The Contract Price does not include reimbursement for, and Buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to a Transaction or upon the Gas that is the subject thereof arising at and from the Delivery Point, including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes. Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from Taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from any Tax.

     9.2  GST. For Gas delivered and received in Canada, Buyer is liable for
          ---
the Canadian goods and services tax ("GST") provided for in the Excise Tax Act (Canada) or a similar tax enacted under successor legislation. Buyer will pay Seller the amount of GST payable for purchase of the Gas in addition to all other amounts payable under the Agreement. Seller will hold the GST paid by Buyer and will remit such GST as required by law. Each Party will provide the other Party with any information required to satisfy GST payment or remittance requirements, including GST registration numbers. Buyer will provide valid certificate(s) of exemption for any Transaction for which Buyer is claiming exception from the GST. Until an exemption from the GST is properly claimed and documented, Buyer's obligation to pay the GST to Seller, and Seller's obligation to collect, hold and remit the GST, remain as enumerated above.

     9.3  New Taxes.
          ---------

     (a) Notwithstanding any other provision of this Agreement to the contrary, if (i) a New Tax is imposed and (ii) Buyer or Seller would be responsible for such New Tax and (iii) such New Tax is (as a result of laws, regulations and applicable contracts of Buyer in effect as of the effective date of the New Tax) of the type that Buyer can pass directly through to, or be reimbursed by, another person or entity, Buyer shall pay or cause to be paid, or reimburse Seller if Seller has paid, all such New Taxes and Buyer shall indemnify, defend and hold harmless Seller from any Claims for such New Taxes.

     (b) If (i) a New Tax is imposed and (ii) Buyer or Seller would be responsible for paying such New Tax and (iii) paragraph (a) does not apply, the Party responsible for the New Tax ("Affected Party") shall be entitled to declare an Early Termination Date with respect to those Transactions affected by the New Tax ("Affected Transactions") in accordance with the provisions of this Agreement subject to the following conditions: (a) the Affected Party must give the other Party ("Non-Affected Party") at least 30 Days prior written notice (the "Agreement Period") of its intent to declare an Early Termination Date (which notice shall be given no later than 90 Days after the later of the enactment or effective date of the relevant New Tax), and prior to the proposed Early Termination Date, Buyer and Seller shall attempt to reach a mutual agreement as to the sharing of the New Tax, (b) if a mutual sharing agreement is not reached, the Non-Affected Party shall have the right, but not the obligation, upon written notice to the Affected Party within the Agreement Period, to pay the New Tax for any continuous period it so elects on a month to month basis, and in such case the Affected Party shall not have the right during such continuous period to declare the Early Termination Date on the basis of the New Tax, (c) should the Non-Affected Party at its election agree to pay the New Tax on a month to month basis, then upon 30 Days prior written notice to the Affected Party of its election to cease payment of such New Tax, the Affected Party shall then be liable for the payment of the New Tax and the Parties shall again be subject to this Section 9.3 as if the New Tax had an effective date as of the date the Non-Affected Party ceases payment of such New Tax, (d) if a mutual sharing agreement is not reached and the Non-Affected Party does not elect to pay the New Tax for any period of time within the Agreement Period, the Early Termination Date shall take effect and all Affected Transactions must be terminated and be subject to the same Early Termination Date, (e) the Early Termination Date shall be effected as if an Event of Default had occurred; provided, however, that both Seller and Buyer shall calculate in a commercially reasonable manner their net Gain (amount of Gain after netting Losses and Costs) or net Loss (amount of Losses and Costs after netting Gains) resulting from the termination of all Affected Transactions as if they each were a Notifying Party; and provided further, however, that each Party's Gains and Losses shall be determined without taking into effect the impact of the New Taxes, (f) (i) if both Parties have a net Gain, the Party with the greater net Gain shall pay to the other Party fifty percent (50%) of the difference between the two (2) net Gains; (ii) if both Parties have a net Loss, the Party with the lesser net Loss shall pay to the other Party fifty percent (50%) of the absolute value of the difference between the two (2) net Losses; and (iii) if one Party shall have a net Gain and the other Party shall have a net Loss, the Party with the net Gain shall pay to the other Party fifty percent (50%) of the sum of the absolute value of the net Gain and the absolute value of the net Loss and (g) such payment shall be payable as provided in Section 8.1. Prior to and including the initial Agreement Period invoked under this Section 9.3, New Taxes shall be allocated as if they were Taxes as provided in Section 9.1. The intent of this
Section 9.3 is to leave neither Party with an unfair burden as a result of New Taxes.

                                  ARTICLE 10
                                 MISCELLANEOUS

     10.1 Assignment. This Agreement shall be binding upon and inure to the
          ----------
benefit of the successors and permitted assigns of the respective Parties. No assignment of this Agreement, in whole or in part, will be made without the prior written consent of the non-assigning Party, which consent shall not be unreasonably withheld as long as the assignee has a credit status which is at least equivalent to the credit status of the assignor including any guarantor; provided, however, that this Agreement may be assigned to any affiliate of either Party without the prior written consent of the non-assigning Party, as long as the entity has a credit status which is at least equivalent to the credit status of the assignor including any guarantor. Any person which shall succeed by purchase, merger or consolidation to the properties, substantially as an entirety, of either Party hereto, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement; and either Party may assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment or similar instrument which it has executed or may execute hereafter.

     10.2 Financial Information. If requested by the other Party, each Party
          ---------------------
shall deliver (i) within 120 Days following the end of each fiscal year, a copy of its annual report or the annual report of its Guarantor, in either case containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants, and (ii) within 60 Days after the end of each of its first three fiscal quarters of each fiscal year, a copy of its quarterly report or the quarterly report of its Guarantor, in either case containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements required to be provided hereunder shall be provided only to the extent generally made available to the public and shall be for the most recent accounting period and prepared in accordance with GAAP or such other principles then in effect; provided, however, that should any such statements not be available timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

     10.3 Notices. All notices, requests, statements or payments shall be made
          -------
or given as specified in Exhibit A. Notices required to be in writing shall be
                         ---------
delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be effective at the close of business on the Day on which it is received, and if actually received after the close of the Business Day on which it was transmitted or hand delivered (or if not transmitted or hand delivered on a Business Day) it shall be deemed received at the close of the next Business Day. Notice by overnight mail or courier shall be effective at the close of business two Business Days after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

     10.4 Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT
          -------------
OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY LAWS OF THE STATE OF TEXAS APPLYING THE LAWS OF ANOTHER JURISDICTION.

     10.5 Survival. All indemnity and audit rights shall survive the termination
          --------
of this Agreement. All obligations provided in this Agreement shall remain in effect for the purpose of complying herewith.

     10.6 Confidentiality. Unless otherwise agreed by both Parties, the terms of
          ---------------
this Agreement and of any Transaction hereunder, including but not limited to the Contract Price, the Contract Quantity, the Delivery Period, the identified Transporter(s), and all other material terms thereof shall be kept confidential by the Parties hereto for one (1) year from the expiration of the applicable Transaction, except (i) information shall not be considered confidential if at the time of disclosure such information is fully within the public domain through no breach of this Agreement by the other Party; is shown by evidence to have been, and in fact has been known or independently developed by and is currently in the possession of either Party prior to disclosure hereunder; or was or is acquired from a third party who did not breach an obligation of confidentiality by disclosing it to either Party; and (ii) each Party shall be permitted to disclose Transaction information to its officers, directors, employees, agents and professional advisors who have a need to know information related to this Agreement and/or a Transaction entered into under this Agreement and agrees to notify such persons of the confidential nature of the information disclosed, and to be responsible for any breaches of this Agreement by such persons; and (ii) to the extent that any information must be disclosed to a third party for the purpose of effectuating transportation of Gas subject to the Agreement or to meet reliability council, regulatory, administrative, judicial, governmental or regulated commodity exchange requirements where necessary. If disclosure is required, the disclosing Party will immediately notify the other Party.

     10.7 YEAR 2000 READINESS DISCLOSURE STATEMENT. The Parties each have made
          ----------------------------------------
an assessment of the Year 2000 Problem and developed a program for remediating the Year 2000 Problem on a timely basis. Based on such assessments, neither Party reasonably anticipates that the Year 2000 Problem will have a material adverse effect on such Party's performance under this Agreement. The Parties will use reasonable commercial efforts to cooperate and share information to minimize the impact of any Year 2000 Problem on performance of this Agreement, and it will inform the other Party of any circumstance indicating a possible obstacle to such compliance and the steps being taken to avoid or overcome the obstacle. PROVIDED A PARTY COMPLIES WITH THE FOREGOING YEAR 2000 REQUIREMENTS, IT WILL NOT BE LIABLE TO THE OTHER PARTY FOR ANY FAILURE TO PERFORM' ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT TO THE EXTENT SUCH FAILURE ARISES FROM A YEAR 2000 PROBLEM (I) AFFECTING ONE OF ITS SUPPLIERS, OR (II) BEYOND ITS REASONABLE CONTROL. IN PARTICULAR, SUCH NONPERFORMING PARTY SHALL HAVE NO LIABILITY FOR ANY DAMAGES RESULTING FROM YEAR 2000 PROBLEMS, INCLUDING DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

     10.8 General. This Agreement constitutes the entire agreement between the
          -------
Parties relating to the subject matter contemplated by this Agreement. No amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by both Parties. This Agreement shall not impart any rights enforceable by any third party (other than a permitted successor or assignee bound to this Agreement). No waiver by a Party of any default by the other Party shall be construed as a waiver of any other default. Nothing in this Agreement shall be construed to create a partnership or joint venture between the Parties. Any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change will not otherwise affect the remaining lawful obligations that arise under this Agreement. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only.

     The Parties have executed this Agreement in multiple counterparts to be construed as one agreement effective as of the Effective Date.

                                RELIANT ENERGY SERVICES, INC.


                                     /s/ PATRICK J. STRANGE
                                By:_____________________________________________
                                       Patrick J. Strange
                                Name:___________________________________________
                                       Vice President Gas Trading and Marketing
                                Title:__________________________________________


                                QUICKSILVER RESOURCES, INC.



                                     /s/ GLENN DARDEN
                                By:_____________________________________________
                                       Glenn Darden
                                Name:___________________________________________
                                       President
                                Title:__________________________________________

                              SPECIAL PROVISIONS
                           EFP and ADP Transactions

--------------------------------------------------------------------------------
Special Provisions ("Special Provisions") attached to and forming a part of that certain Master Gas Purchase and Sale Agreement dated April 1, 1999 by and between Reliant Energy Services, Inc. and Quicksilver Resources Inc. (the "Agreement"). These Special Provisions shall apply to any Transaction identified as an EFP or ADP Transaction on the relevant Transaction Confirmation or in a recorded telephone conversation provided for in Section 2.2 of the Agreement.

Capitalized terms used in these Special Provisions shall have the meanings ascribed to them in the Agreement.
--------------------------------------------------------------------------------

1. In the event of any conflict between the terms of (i) these Special Provisions and (ii) the other terms of the Agreement, the terms of these Special Provisions shall govern.

2.   The following terms shall have the meanings indicated:

     1.49 "NYMEX" shall mean the New York Mercantile Exchange, a corporation organized and existing under the Not-For-Profit Corporation Laws of the State of New York.

     1.50 "NYMEX Business Day" shall mean a day, other than Saturday or Sunday, a NYMEX holiday or a Federal Reserve Bank holiday.

     1.51 "NYMEX Gas Futures Contract" shall mean Natural Gas Futures Contract entered into pursuant to the NYMEX Rules.

     1.52 "NYMEX Rules" shall mean the rules of the NYMEX applicable to the terms of the NYMEX Gas Futures Contract, including without limitation Rule
     220.17 regarding EFP and Rule 220.17A regarding the adoption of ADP delivery procedures by the Parties and any successor to any such rule.

     1.53 "NYMEX Payment Date" shall mean (i) twentieth day of the Month following the Delivery Period unless such date is not a NYMEX Business Day;
     (ii) the preceding day which is a NYMEX Business Day if such day occurs other than on a Monday; or (iii) the following day which is a NYMEX Business Day if such day is a Monday.

3. NYMEX Rules shall apply to all EFP and ADP Transactions between the Parties under the Agreement.

4.   The following provision shall be incorporated into the Agreement:

     Seller and Buyer agree to deliver and receive the Gas at an approximately constant rate of delivery throughout the Delivery Period. To that end the Transaction Confirmation shall set forth the average quantities to be scheduled.

5.   Buyer shall remit payment on the NYMEX Payment Date.

                                   EXHIBIT A
                         Notice and Payment Addresses

RES:
---

Notices & Correspondence:            Federal Express:
------------------------             ---------------

RELIANT ENERGY SERVICES, INC.        RELIANT ENERGY SERVICES, INC.
Attn: Contract Administration        Attn: Contract Administration
P.O. Box 4455                        1111 Louisiana Street
Houston, Texas 77210-4455            Houston, Texas 77002-5231
Telephone: (713) 207-1300            Telephone: (713) 207-1300
Fax: (713) 207-9562                  Fax: (713) 207-9562

Invoices:                            Payments:
--------                             --------

RELIANT ENERGY SERVICES, INC.        Chase Bank of Texas, Houston, Texas
Attn: Accounting                     ABA Routing No.: 113000609
P.O. Box 4455                        Account No.: 0010-2612158
Houston, Texas 77210-4455            Beneficiary: Reliant Energy Services, Inc.
Telephone: (713)207-1300
Fax: (713)207-9663

QUICKSILVER RESOURCES INC.:
--------------------------

Notices & Correspondence:            Federal Express:
------------------------             ---------------

Quicksilver Resources Inc.           Quicksilver Resources Inc.
Attn: Gas Marketing                  Attn: Gas Marketing
7205. Otsego                         720 S. Otsego
Gaylord, MI 49735                    Gaylord, MI 49735
Telephone: (517) 732-0020
Fax: (517) 731-0341

Invoices:                            Payment:
--------                             -------

Quicksilver Resources Inc.           Nations Bank Dallas
Attn: Accounting                     ABA Routing No.: 111000012
1619 Pennsylvania Ave.               Account No.: 375-079-8782
Ft. Worth, Texas 76104               Account Title: _______________________
Telephone: (817) 877-3151
Fax: (817) 332-1883

or to such other address as RES or Quicksilver shall from time to time designate by written notice in accordance with Section 10.3.

                                  Exhibit A-1

                                   EXHIBIT B
                Transaction Confirmation for Immediate Delivery
                         Reliant Energy Services, Inc.
                 Phone (713) 207-5067       Fax (713) 207-9562

                                            Date:_________________________, 199_
Reliant Energy Services, Inc.               Transaction Confirmation #:_________
                                            Version:____________________________

--------------------------------------------------------------------------------------------------------------------------
This Transaction Confirmation is subject to the Agreement between Seller and Buyer dated ________________. The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Agreement.
--------------------------------------------------------------------------------------------------------------------------
SELLER:                                                     BUYER:
___________________________________________________         ____________________________________________________________
___________________________________________________         ____________________________________________________________
___________________________________________________         ____________________________________________________________
Attn: _____________________________________________         Attn: ______________________________________________________
Phone: ____________________________________________         Phone: _____________________________________________________
Fax: ______________________________________________         Fax: _______________________________________________________
Agreement No. _____________________________________         Agreement No. ______________________________________________
Transportation Provider: __________________________         Transportation Provider: ___________________________________
Transportation Provider Contract Number:___________         Transportation Provider Contract Number:____________________
--------------------------------------------------------------------------------------------------------------------------
Contract Price $__________________/MMBtu or __________________________________________________
Delivery Period: Begin: ______________________, 199_       End: ________________________, 199_
--------------------------------------------------------------------------------------------------------------------------
Service Level; Contract Quantity; Daily or Hourly Contract Quantities: (Select One)
[_] Firm        [_] Priority Firm          [_] EFP          [_] ADP          Interruptible:

___________ MMBtu                                                Up to ________________ MMBtu
___________ MMBtu/Day                                            Up to ________________ MMBtu/day
--------------------------------------------------------------------------------------------------------------------------
Delivery Point(s):                                           Scheduling:
--------------------------------------------------------------------------------------------------------------------------
Special Provisions: This Transaction Confirmation is being provided pursuant to and in accordance with the Master Gas
Purchase and Sale Agreement dated ___________, 199_ (the "Agreement") between Quicksilver and RES, and constitutes part of and is subject to all of the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement. If the Parties to this Transaction Confirmation have not reached agreement on and executed a valid Agreement, the Parties agree, by their signatures below, that the terms and conditions applicable to the particular Transaction described in this Transaction Confirmation shall be the terms and conditions of the latest version of the Gas Industry Standards Board, Inc. (GlSB) Base Contract for Short-Term Sale and Purchase of
Natural Gas in place as of the Transaction Date, including RES's standard form of Special Provisions. If, prior to the end of the Delivery Period, the Parties reach agreement on and execute a valid Agreement, then the terms and conditions thereof shall be applicable to the particular transaction described in this Transaction Confirmation.

[_] Other Special Provisions attached. ________________ pages.
--------------------------------------------------------------------------------------------------------------------------
Seller: ___________________________________________         Buyer: _____________________________________________________
By: _______________________________________________         By: ________________________________________________________
Title: ____________________________________________         Title: _____________________________________________________
Date: _____________________________________________         Date: ______________________________________________________
--------------------------------------------------------------------------------------------------------------------------

                                  Exhibit B-1

                           TRANSACTION CONFIRMATION
                    MASTER GAS PURCHASE AND SALE AGREEMENT
                           DATED AS OF MARCH 1, 1999

This Confirmation Notice is executed pursuant to and becomes a part of the Master Gas Purchase and Sale Agreement between Reliant Energy Services, Inc. ("RES") and Quicksilver Resources Inc. and provides the following:

Reliant Energy Services, Inc. (RES) agrees to purchase and Quicksilver Resources Inc. agrees to sell baseload Gas volumes as follows:

Service Level:           Firm

Delivery Period:         April 1, 1999 - March 31, 2009

Daily Contract
Quantity:                20,000 MMBtu/day Firm Baseload

Delivery Point(s):       Consumers Pool - Meter: Pool-CONSU Pool

Contract Price:          $2.49/MMBtu

Special Provisions:

From time to time, RES or Quicksilver may encounter opportunities for optimizing the value of this Gas supply. In those events, either party may propose a 50-50 profit sharing arrangement with the other party. Pursuant to such transactions, the parties may obtain incremental transportation to capture these opportunities, in which event the profits to be shared would take into account all costs and expenses associated with each transaction.

If the above accurately reflects your understanding of our agreement, please indicate your approval by signing in the space below and returning it via fax to Reliant Energy Services, Inc. at (713) 207-9562.

SELLER                          BUYER
QUICKSILVER RESOURCES INC.      RELIANT ENERGY SERVICES, INC.


By: _____________________       By: ________________________

Title: __________________       Title: _____________________

Date: ___________________       Date: ______________________

                           TRANSACTION CONFIRMATION
                    MASTER GAS PURCHASE AND SALE AGREEMENT
                           DATED AS OF MARCH 1, 1999

This Confirmation Notice is executed pursuant to and becomes a part of the Master Gas Purchase and Sale Agreement between Reliant Energy Services, Inc. ("RES") and Quicksilver Resources Inc. and provides the following:

Reliant Energy Services, Inc. (RES) agrees to purchase and Quicksilver Resources Inc. agrees to sell baseload Gas volumes as follows:

Service Level:           Firm

Delivery Period:         April 1, 1999 - March 31, 2009

Daily Contract
Quantity:                5,000 MMBtu/day Firm Baseload

Delivery Point(s):       Into Michigan Consolidated (MICHCON)

Contract Price:          $2.49/MMBtu

Special Provisions:

From time to time, RES or Quicksilver may encounter opportunities for optimizing the value of this Gas supply. In those events, either party may propose a 50-50 profit sharing arrangement with the other party. Pursuant to such transactions, the parties may obtain incremental transportation to capture these opportunities, in which event the profits to be shared would take into account all costs and expenses associated with each transaction.

If the above accurately reflects your understanding of our agreement, please indicate your approval by signing in the space below and returning it via fax to Reliant Energy Services, Inc. at (713) 207-9562.

SELLER                          BUYER
QUICKSILVER RESOURCES INC.      RELIANT ENERGY SERVICES, INC.

     /s/ GLENN DARDEN                /s/ PATRICK J. STRANGE
By: _____________________       By: ________________________
                                       Vice President, Gas
        President                      Trading and Marketing
Title: __________________       Title: _____________________

        May 11, 1999                   May 11, 1999
Date: ___________________       Date: ______________________